Exhibit 10.1

[Certain portions of this exhibit have been omitted pursuant to Rule 24b-2 and are subject to a confidential treatment request. Copies of this exhibit containing the omitted information have been filed separately with the Securities and Exchange
Commission. The omitted portions of this document are marked with a ***.]

AMENDMENT 2

To Telecommunications Service Agreement

          THIS AMENDMENT ("Amendment") is made and entered into February 1, 2004 (the "Effective Date"), by and between WilTel Communications, LLC (f/k/a Williams Communications, LLC) ("WilTel"), and VitalStream, Inc. ("Customer").

          WHEREAS, WilTel and Customer are parties to that certain Telecommunications Service Agreement dated June 12, 2002, as amended, Contract #02R1124.00 (the "Agreement"), and the parties desire to further amend the Agreement; and

          WHEREAS, Williams Communications, LLC, changed its name to WilTel Communications, LLC;

          NOW, THEREFORE in consideration of the foregoing premises and mutual promises and covenants of the parties hereto, the receipt and sufficiency of which is hereby acknowledged, WilTel and Customer agree to amend the Agreement as follows:
1.

Aggregate Usage Commitment. As of the Effective Date of this Amendment, and through May 31, 2005, Customer shall be charged and pay the rates for Dedicated Internet Access Service as set forth in the table below. WilTel will aggregate Customer's usage over all Dedicated Internet Access Service circuits for purposes of calculating the monthly minimum utilization. There is no minimum commitment per port. Customer's "Aggregate Commitment" is calculated by summing Customer's traffic across all ports at the ninety-fifth percentile as outlined in Section 2.d. of Schedule 14 to the Agreement. Customer traffic that exceeds the Aggregate Commitment will be charged the applicable Mbps rate. Customer agrees to the minimum commitment level below and will have a monthly recurring charge equal to the minimum commitment level multiplied by the per megabit rate. If Customer uses less than the minimum commitment level, Customer's monthly recurring charge will not change. If Customer uses more than the minimum commitment level, Customer shall be charged at the per megabit rate, and a usage charge for the additional usage above the minimum commitment will appear on the invoice in the following month. [For example, if Customer uses *** Mbps in month 2, Customer will be responsible for the monthly recurring charge of $*** plus the difference in usage above the minimum commitment of *** Mbps times the per Mbps rate (C Mbps-*** Mbps = *** Mbps). The following month, Customer would be billed a usage charge of *** Mbps x $*** or $*** in addition to the monthly recurring charge of $***.]

Pricing
Month (beginning February 1, 2004)	Minimum Commitment	Per Meg Rate	Monthly Recurring Charge (MRC) Base Rate
Months 1 to 3	***	$*** / Mbps	$***
Months 4 to 5	***	$*** / Mbps	$***
Month 6 to 5/31/05	***	$***/ Mbps	$***

Customer may at any time choose to increase its Minimum Commitment in order to receive the associated per Mbps rate. In the event Customer chooses to commit to *** of usage per month, Customer's per Mbps rate will be $***/Mbps and Customer's minimum MRC will be $***. In the event Customer chooses to commit to *** or more of usage per month, Customer's per Mbps rate will be $***/Mbps and Customer's minimum MRC will be $***. Customer must notify WilTel in writing in advance of its desire to increase its commitment level for the next month in order to receive the associated per Mbps rate. The foregoing bandwidth Minimum Commitments supersede any Customer bandwidth commitments prior to the date of this Amendment.

2.

In consideration for the pricing above, Customer agrees to extend the Service Term for Customer's Dedicated Internet Access circuits currently being provided under the Agreement, as listed below. The Service Terms of such Dedicated Internet Access circuits are hereby extended through May 31, 2005. WilTel agrees to provide, and Customer agrees to pay for, such circuits at the pricing set forth above and for the duration of the extended Service Terms. The Aggregate Usage Commitment pricing above shall apply beginning on the Effective Date of this Amendment and shall continue for the duration of the remainder of the Service Terms of the Dedicated Internet Access circuits as set forth herein.

Active DIA Circuits
Circuit ID#	Type	Location
TWC1105009	GigE	Los Angeles
TWC874190	GigE	Ashburn
TWC1366645	GigE	Irvine

3.

Customer may, at its option, increase the capacity of the Dedicated Internet Access circuits listed above, provided that the replacement circuit must be of a term that is equal to, or greater than, the term remaining on the circuit being replaced, or one (1) year, whichever is greater. Customer will be liable for any charges associated with Third Party Services including installation charges and applicable termination/cancellation charges, if any, incurred upon reconfiguration. Any such reconfiguration shall not affect Customer's Aggregate Commitment as set forth above.

4.

The parties agree that upon expiration of the Agreement on June 11, 2004, it shall be renewed until May 31, 2005, and shall then automatically renew thereafter for successive one (1) month periods unless either party gives notice of non-renewal as set forth in Section 3 of the Agreement. However, and in addition to any other rights of early termination set forth elsewhere in the Agreement, the Agreement may be terminated prior to expiration upon at least thirty (30) days prior written notice to the other Party if (i) the other Party files an application for, or consents to, the appointment of a trustee, receiver, or custodian of its assets; (ii) there is filed with respect to the other Party a petition for relief in proceedings under the United States Bankruptcy Code, as amended or superseded from time to time; (iii) the other Party makes a general assignment of its assets for the benefit of creditors; (iv) there is entry of an order, judgment, or decree by any court of competent jurisdiction appointing a trustee, receiver, or custodian of the assets of the other Party; or (v) the other Party admits in writing its inability to pay its debts as they become due.

5.

The last sentence of Section 4 of the Agreement (Payment Terms and Charges) is hereby deleted and replaced with the following. WilTel may make billing adjustments for on-net services for a period of ninety (90) days after the date a Service is rendered, and for Third Party Services for a period of two (2) years after the date a Service is rendered.

6.	Except as specifically amended herein, all terms, conditions and provisions contained in the Agreement shall remain unchanged and in full force and effect.

          IN WITNESS WHEREOF, the parties have executed this Amendment on the day and year first set forth above.
VITALSTREAM, INC.:	WILTEL COMMUNICATIONS, LLC:

Signature of Authorized Representative /s/ Philip N. Kaplan	Signature of Authorized Representative Mardi de Verges

Printed Name Philip N, Kaplan	Printed Name Mardi de Verges

Title Chief Operating Officer	Title Sr. VP

Date 2/13/04	Date 2/16/04